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                                                                    EXHIBIT 99.1

                Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

         In connection with the Annual Report of Greif Bros. Corporation Production Associates 401(k) Retirement Plan and Trust (the "Plan") on Form 11-K for the annual period ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael L. Roane, as plan administrator, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

Date: June 20, 2003                                /s/ Michael L. Roane
                                                   --------------------------
                                                   Michael L. Roane,
                                                   Plan Administrator

         A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.

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